UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 22, 2016
(Date of earliest event reported)

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34055
_____________________________________

Delaware	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue
Coeur d’Alene, Idaho 83814
(Address of principal executive offices, including zip code)

 (208) 664-4859
(Company’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, Mr. Kiran Patankar resigned from the Board of Directors of Timberline Resources Corporation (the “Company”).

Mr. Patankar resigned due to a disagreement between Mr. Patankar and the Company regarding his request for certain internal communications and Company documents that relate to actions of the Board of Directors and certain matters that occurred during his prior employment as Chief Executive Officer of the Company, which  are ongoing.  Mr. Patankar has claimed that the Company’s delay in responding to his requests and in providing these communications and other documents inhibited his ability to properly act as a director of the Company. Further, Mr. Patankar has stated concerns regarding alleged potential conflicts of interest in relation to the evaluation and negotiation of strategic alternatives by another director of the Company.  Mr. Patankar stated that the alleged potential conflicts of interest together with his belief that he wasn’t’ being provided sufficient information to evaluate risks caused him to resign.

Pursuant to Item 5.02(a)(3), this Form 8-K has been provided to Mr. Patankar.  The Corporation will promptly file any letter provided by Mr. Patankar in relation thereto by amendment to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date: February 26, 2016	By:	/s/ Steven A. Osterberg
Steven A. Osterberg President and Chief Executive Officer